AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 2005

                                                     REGISTRATION NO. 333-106625
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                             51-0317849
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                              311 ENTERPRISE DRIVE
                              PLAINSBORO, NJ 08536
                                 (609) 275-0500
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        --------------------------------

                JOHN B. HENNEMAN, III                           COPY TO:
   EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE
                OFFICER & SECRETARY                         MICHAEL D. LEVIN
                311 ENTERPRISE DRIVE                      LATHAM & WATKINS LLP
                PLAINSBORO, NJ 08536                       233 S. WACKER DRIVE
                   (609) 275-0500                        CHICAGO, ILLINOIS 60606
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE          (312) 876-7700
 NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_____________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


     THIS POST EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on From S-3 (File No. 333-106625) (the "Registration Statement"), Integra LifeSciences Holdings Corporation (the "Company") registered (i) $120,000,000 aggregate principal amount of 2 1/2% Contingent Convertible Subordinated Notes due 2008 (the "Notes") and (ii) 3,514,164 shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company. The Registration Statement was declared effective on September 25, 2003.

         The Company's obligation to keep the Registration Statement effective has expired. Accordingly, this Post Effective Amendment No. 3 to the Registration Statement is being filed for the purpose of deregistering all Notes and shares of Common Stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement. As of July 21, 2005, $35,968,000 aggregate principal amount of the Notes and 1,053,312 shares of Common Stock (issuable upon conversion of such Notes) remained unsold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainsboro, State of New Jersey, on date set forth below.


                                  Integra LifeSciences Holdings Corporation


                                  By:  /s/ JOHN B. HENNEMAN, III
                                      ------------------------------------------
                                      John B. Henneman, III
                                      Executive Vice President,
                                      Chief Administrative Officer and Secretary
Date:  July 22, 2005

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons on July 22, 2005 in the capacities indicated.

Signature                        Title
---------                        -----

           *
--------------------------
Stuart M. Essig, Ph.D            President, Chief Executive Officer and Director
                                 (Principal Executive Officer)

           *
--------------------------
David B. Holtz                   Senior Vice President, Finance
                                 (Principal Financial and Accounting Officer)

           *
--------------------------
Richard E. Caruso, Ph.D          Chairman of the Board of Directors


           *
--------------------------
Keith Bradley, Ph.D              Director


           *
--------------------------
David Auth                       Director


           *
--------------------------
James M. Sullivan                Director


--------------------------
Anne M. VanLent                  Director

* John B. Henneman, III, by signing his name hereto, does hereby sign this document on behalf of each of the above named officers and/or directors of the Company pursuant to the powers of attorney duly executed by such person.

                                 By:   /s/ JOHN B. HENNEMAN, III
                                      ------------------------------------------
                                      John B. Henneman, III
                                      Executive Vice President,
                                      Chief Administrative Officer and Secretary

                                      S-2